WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2011

~ FFO Per Share Increased Year over Year 20.9% to $1.85 ~

~ Declares First Quarter 2012 Cash Dividend ~

FOR IMMEDIATE RELEASE

Boston, Massachusetts – March 1, 2012 – Winthrop Realty Trust (NYSE:FUR), a leading real estate value investor, announced today financial and operating results for the fourth quarter and full year ended December 31, 2011.  All per share amounts are on a fully diluted basis.

Financial Results

Year Ended December 31, 2011

Net income applicable to Common Shares for the year ended December 31, 2011, prior to non-cash impairments was $38.7 million, or $1.22 per Common Share as compared with net income, prior to non-cash impairments, of $18.9 million, or $0.84 per Common Share for the same period ended December 31, 2010.  After non-cash impairments of $28.7 million, or $0.90 per Common Share relating to certain of the Marc Realty joint venture properties, the Sealy venture properties, the Churchill, Pennsylvania property and the 701 Arboretum Lisle, Illinois property, net income per Common Share for the year ended December 31, 2011 was $10.0 million, or $0.32 per Common Share.  The Company’s diluted weighted average Common Shares was approximately 31.4 million for the year ended December 31, 2011, an increase from approximately 22.6 million for the year ended December 31, 2010.

For the year ended December 31, 2011, the Company reported FFO, which excludes non-cash impairments, applicable to Common Shares of $58.2 million, or $1.85 per Common Share as compared with FFO of $35.1 million or $1.53 per Common Share for the year ended December 31, 2010.

Three Months Ended December 31, 2011

Net income applicable to Common Shares for the quarter ended December 31, 2011, prior to non-cash impairments, was $11.3 million or $0.34 per Common Share as compared with net income per Common Share of $3.8 million, or $0.14 per Common Share for the quarter ended December 31, 2010.  After non-cash impairments of $21.9 million, or $0.66 per Common Share relating to certain of the Marc Realty joint venture properties, the Sealy Airpark property and the Churchill, Pennsylvania property, net loss per Common Share for the quarter ended December 31, 2011 was ($10.6) million, or ($0.32) per Common Share.  The Company’s diluted weighted average Common Shares was approximately 33.0 million for the fourth quarter of 2011, an increase from approximately 27.0 million for the comparable quarter of 2010.

For the quarter ended December 31, 2011, the Company reported FFO, which excludes non-cash impairments, applicable to Common Shares of $16.2 million, or $0.49 per Common Share as compared with FFO of $8.3 million, or $0.31 per Common Share for the quarter ended December 31, 2010.

Michael L. Ashner, Winthrop's Chairman and Chief Executive Officer commented, “Fourth quarter of 2011, as well as all of 2011, were extremely conducive to our style of investing.  We anticipate that 2012 will provide the Company with a strong flow of similar opportunities and the realization of profits from a number of our 2011 investments.”

Fourth Quarter 2011 Investment Activity

Acquisitions

•
A Winthrop-led venture acquired for a purchase price of $96.9 million, a $117.9 million junior tranche of a $796.7 million first mortgage loan encumbering a 4.5 million square foot, 31 property portfolio of office properties situated throughout southern California.  The Company’s initial commitment to the venture was approximately $71.0 million.  Subsequent to quarter end, Winthrop obtained a $40.0 million loan through a non-recourse repurchase facility and net proceeds of $38.1 million were distributed to Winthrop, resulting in an effective 56% ownership interest in the venture.

•
Originated a  $3.0 million  mezzanine loan collateralized by 140 residential rental units, over 30,000 square feet of retail space plus structured parking and amenities on 1.6 acres, located in downtown Atlanta, Georgia, called the Renaissance Walk.

•	Committed to make a $9.0 million subordinate mortgage loan collateralized by a commercial property located at 127 West 25th Street, Manhattan, New York.

•	Purchased approximately 5.2 million common shares of Cedar Realty Trust for an average cost of $3.61 per share with a fair market value of $22.4 million at December 31, 2011.

Dispositions and Loan Asset Repayments

•	Received repayment proceeds in the amount of $3.5 million on a first mortgage loan secured by four class B office buildings in Phoenix, Arizona.

•
A venture in which Winthrop held a 50% interest, received $71.5 million plus accrued interest in full satisfaction of the mezzanine loan collateralized by an interest in the Sofitel hotel.  The proceeds were utilized to satisfy the repurchase obligation encumbering the loan receivable resulting in net proceeds of $15.9 million.  Winthrop received a $7.9 million distribution, resulting in an annualized return of 89.1%.

Leasing Activity

•
Deer Valley Professional Building, located in Phoenix, Arizona is 89.0% leased at December 31, 2011 as compared to 61.0% leased when acquired during the second quarter of 2010.  Subsequent to the close of the quarter, occupancy has increased to 95.7%

•	Crossroads I and II, located in Englewood, Colorado are aggregately 72.1% leased at December 31, 2011 as compared to 56.0% when purchased during the fourth quarter of 2010.

Financing Activity

•
Closed a public offering of 1.6 million 9.25% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest at a price of $25.00 per share.  The Company received net proceeds of approximately $38.4 million.

•	Repurchased the Company’s Series B-1 Preferred Shares and Series C Preferred Shares for an aggregate mandatory redemption price of $25.0 million.

Subsequent to Quarter End

•
Formed a 50/50 joint venture to acquire for $128.0 million, a $146.6 million existing mortgage loan secured by a 942,000 square foot, office and retail property located at One South State Street, in downtown Chicago, Illinois, known as the Sullivan Center.  The loan was restructured into a $100.0 million non-recourse mortgage loan provided by a third party lender, a $47.5 million mezzanine loan (inclusive of additional advances for reserves, property expenses and transaction costs) held by the joint venture and a profits participation in the property in favor of the joint venture.  Subsequent to the closing of the transaction, leased office occupancy increased from 73.0% to 79.0% through an expansion by Walgreens of their lease.

•
Invested $8.0 million in a joint venture that acquired a senior mezzanine loan position for $40.0 million.  The senior mezzanine loan has a face value of $50.0 million and is secured by the equity interests in a premier seven-building portfolio containing 1.67 million square feet of class A office space and 106 residential rental units totaling 70,500 square feet, all located in the Stamford, Connecticut Central Business District.

•
Entered into a term sheet with the principals of Marc Realty pursuant to which the Company will convey its interests in the 30 North Michigan, Salt Creek, River Road, 3701 Algonquin Road and Ridgebrook properties to Marc Realty for $12.3 million.  The term sheet also provides for a $2.0 million partial principal pay down by Marc Realty on the mortgage loan encumbering our jointly owned Enterprise property and an option pursuant to which either Marc Realty can acquire the Company’s interest in One East Erie for $15.1 million or the Company can acquire the interest of Marc Realty in One East Erie for $5.5 million.  The option, which is at the election of Marc Realty, must be made by May 31, 2012.  In the event Marc Realty acquires the Company’s interest in One East Erie, based on the current value of the property at December 31, 2011, the Company anticipates it will recognize a gain of approximately $12.6 million.  If the Company acquires the Marc Realty interest, it is expected that there will be no material gain or loss.

First Quarter 2012 Dividend Declaration

The Company’s Board of Trustees declared a dividend for the first quarter of 2012 of $0.1625 per Common Share payable on April 16, 2012 to common shareholders of record on March 30, 2012.

The Company’s Board of Trustees also declared a regular quarterly cash dividend of $0.578125 per Series D Preferred Share which is payable on March 30, 2012 to the holders of Series D Preferred Shares of record on March 16, 2012.

Supplemental Financial Information

Further details regarding financial results, properties and tenants can be accessed at www.winthropreit.com in the Investor Relations section.

Conference Call Information

The Company will host a conference call to discuss its fourth quarter and full year end 2011 results today, Thursday, March 1, 2012 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  A replay of the call will be available through April 2, 2012 by dialing (877) 660-6853; account #286, confirmation #384641.  An online replay will also be available for one year.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate financial instruments including CMBS, Bonds, REIT Preferred and common stock. For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Consolidated Financial Results

Financial results for the three months and year ended December 31, 2011 and December 31, 2010 are as follows (in thousands except per share amounts):

	(unaudited)		(unaudited)
	For the Three Months Ended December 31,		For Year Ended December 31,
	2011	2010	2011	2010

Revenue
Rents and reimbursements	$11,575	$10,077	$44,636	$38,059
Interest, dividends and discount accretion	5,189	5,381	25,458	17,128
	16,764	15,458	70,094	55,187
Expenses
Property operating	3,754	3,089	15,321	8,665
Real estate taxes	1,096	530	4,546	2,532
Depreciation and amortization	3,561	2,916	13,539	9,956
Interest	3,898	4,249	16,021	15,375
Impairment loss on investments in real estate	4,600	-	7,600	-
General and administrative	3,592	2,711	11,767	8,826
State and local taxes	291	27	379	134
	20,792	13,522	69,173	45,488
Other income (loss)
Earnings from preferred equity investments	(160)	85	338	338
Equity in loss of equity investments, (inclusive of impairments of $21,058, $0 and $36,358)	(17,259)	(679)	(12,919)	(2,007)
Gain on sale of equity investments	-	-	207	-
Realized gain (loss) on sale of securities carried at fair value	(8)	(30)	123	558
Unrealized gain on securities carried at fair value	3,586	780	2,788	5,060
Gain on extinguishment of debt	744	-	9,258	-
Realized gain on loan securities carried at fair value	-	469	-	469
Unrealized gain (loss) on loan securities carried at fair value	(34)	1,418	2,738	5,011
Settlement income	5,868	-	5,868	-
Gain on consolidation of property	818	-	818	-
Interest and other income	171	45	1,179	139
	(6,274)	2,088	10,398	9,568

Income (loss) from continuing operations	(10,302)	4,024	11,319	19,267

Discontinued operations
Income (loss) from discontinued operations	426	157	428	(1,902)

Consolidated net income (loss)	(9,876)	4,181	11,747	17,365
Income attributable to non-controlling interest	37	(293)	(814)	(888)
Net income(loss) attributable to Winthrop Realty Trust	(9,839)	3,888	10,933	16,477
Income attributable to non-controlling redeemable preferred interest	(409)	(58)	(585)	(288)
Income attributable to Series D Preferred Shares	(339)	-	(339)	-

Net income (loss) attributable to Common Shares	$(10,587)	$3,830	$10,009	$16,189

Comprehensive income (loss)
Consolidated net income (loss)	$(9,876)	$4,181	$11,747	$17,365
Change in unrealized gain on available for sale securities	-	-	-	2
Change in unrealized gain on interest rate derivative	(92)	30	(29)	22
Comprehensive income (loss)	$(9,968)	$4,211	$11,718	$17,389

Per Common Share Data – Basic
Income (loss) from continuing operations	$(0.33)	$0.13	$0.31	$0.80
Income (loss) from discontinued operations	0.01	0.01	0.01	(0.08)
Net income (loss) attributable to Winthrop Realty Trust	$(0.32)	$0.14	$0.32	$0.72

Per Common Share Data – Diluted
Income (loss) from continuing operations	$(0.33)	$0.13	$0.31	$0.80
Income (loss) from discontinued operations	0.01	0.01	0.01	(0.08)
Net income (loss) attributable to Winthrop Realty Trust	$(0.32)	$0.14	$0.32	$0.72

Basic Weighted-Average Common Shares	33,027	27,023	31,428	22,566
Diluted Weighted-Average Common Shares	33,027	27,026	31,428	22,568

Funds From Operations:

The following presents a reconciliation of net income to funds from operations for the three months and year ended December 31, 2011 and December 31, 2010 (in thousands, except per share amounts).  Please note that certain prior year amounts have been adjusted to conform to current year presentation.

	(unaudited)		(unaudited)
	For the Three Months Ended December 31,		For the Year Ended December 31,
	2011	2010	2011	2010

Net income (loss) attributable to Winthrop Realty Trust	$(9,839)	$3,888	$10,933	$16,477
Real estate depreciation	2,348	1,816	8,646	6,399
Amortization of capitalized leasing costs	1,213	1,121	4,895	3,712
Gain on sale of real estate	(450)	-	(392)	-
Gain on sale of equity investments	-	-	(207)	-
Gain on property consolidation	(818)	-	(818)	-
Real estate depreciation and amortization of unconsolidated interests	3,831	2,313	11,466	8,959
Impairment loss on investments in real estate	4,600	-	7,600	2,720
Impairment loss on equity investments	17,258	-	21,058	-
Less: Non-controlling interest share of real estate depreciation and amortization	(1,113)	(801)	(3,483)	(3,172)

Funds from operations	17,030	8,337	59,698	35,095
Series C Preferred dividends	(409)	(58)	(585)	(288)
Series D Preferred dividends	(339)	-	(339)	-
Allocations of earnings to Series B-1 Preferred Shares	(61)	-	(325)	(63)
Allocations of earnings to Series C Preferred Shares	(35)	(20)	(213)	(241)
FFO applicable to Common Shares-Basic	$16,186	$8,259	$58,236	$34,503

Weighted-average Common Shares	33,027	27,023	31,428	22,566

FFO Per Common Share-Basic	$0.49	$0.31	$1.85	$1.53

Diluted
Funds from operations (per above)	$17,030	$8,337	$59,698	$35,095
Series C Preferred dividend	(409)	-	(585)	-
Series D Preferred dividend	(339)	-	(339)	-
Allocation of earnings to Series B-1 Preferred Shares	(61)	-	(325)	(63)
Allocation of earnings to Series C Preferred Shares	(35)	-	(213)	-
FFO applicable to Common Shares	$16,186	$8,337	$58,236	$35,032

Weighted-average Common Shares	33,027	27,023	31,428	22,566
Stock options	-	3	-	2
Convertible Series C Preferred Shares	-	257	-	388
Diluted weighted-average Common Shares	33,027	27,283	31,428	22,956
FFO Per Common Share-Diluted	$0.49	$0.31	$1.85	$1.53

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.  In addition to FFO, the Company also discloses FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.  A reconciliation of net income to FFO is provided above.

Consolidated Balance Sheets:
(in thousands, except share data)

	December 31,
	2011	2010
	(unaudited)	(unaudited)
ASSETS
Investments in real estate, at cost
Land	$36,495	$37,142
Buildings and improvements	327,337	271,357
	363,832	308,499
Less: accumulated depreciation	(44,556)	(36,232)
Investments in real estate, net	319,276	272,267

Cash and cash equivalents	40,952	45,257
Restricted cash held in escrows	3,914	8,593
Loans receivable, net	114,333	110,395
Accounts receivable, net of allowances of $639 and $262, respectively	16,140	12,402
Securities carried at fair value	28,856	33,032
Loan securities carried at fair value	5,309	11,981
Preferred equity investment	5,520	4,010
Equity investments	162,142	81,937
Lease intangibles, net	37,305	26,821
Deferred financing costs, net	1,180	1,158
Assets held for sale	6	2,275
TOTAL ASSETS	$734,933	$610,128

LIABILITIES

Mortgage loans payable	$230,940	$230,443
Series B-1 Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference; 852,000 shares authorized and outstanding at December 31, 2010	-	21,300
Non-recourse secured financings	29,150	-
Revolving line of credit	40,000	25,450
Accounts payable and accrued liabilities	17,174	12,557
Dividends payable	5,369	4,431
Deferred income	502	150
Below market lease intangibles, net	2,962	2,696
Liabilities of held for sale assets	-	33
TOTAL LIABILITIES	326,097	297,060

COMMITMENTS AND CONTINGENCIES

NON-CONTROLLING REDEEMABLE PREFERRED INTEREST
Series C Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference, 144,000 shares authorized and outstanding at December 31, 2010	-	3,221
Total non-controlling redeemable preferred interest	-	3,221

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference, 1,840,000 shares authorized and 1,600,000 shares outstanding at December 31, 2011	40,000	-
Common Shares, $1 par, unlimited shares authorized; 33,041,034 and 27,030,186 outstanding at December 31, 2011 and December 31, 2010, respectively	33,041	27,030
Additional paid-in capital	626,099	569,586
Accumulated distributions in excess of net income	(311,246)	(300,782)
Accumulated other comprehensive loss	(92)	(63)
Total Winthrop Realty Trust Shareholders’ Equity	387,802	295,771
Non-controlling interests	21,034	14,076
Total Equity	408,836	309,847
TOTAL LIABILITIES AND EQUITY	$734,933	$610,128

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-K for the year ended December 31, 2011 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #
Contact Information:

AT THE COMPANY

Thomas Staples
Chief Financial Officer
(617) 570-4614